UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2009

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2009 Annual Meeting of Shareholders held on April 23, 2009, the shareholders of LaSalle Hotel Properties (the “Company”) approved the 2009 Equity Incentive Plan (the “Plan”), under which the Company may issue equity-based awards to officers, employees, non-employee trustees and any other persons providing services to or for the Company and its subsidiaries. The Plan provides for a maximum of 1,800,000 common shares of beneficial interest to be issued in the form of share options, share appreciation rights, restricted share awards, performance shares and other equity-based awards. In addition, the maximum number of common shares subject to awards of any combination that may be granted under the Plan during any fiscal year to any one individual is limited to 500,000 shares. A description of the material terms of the Plan can be found in the section of the Definitive Proxy Statement on Schedule 14A filed by the Company on March 11, 2009 entitled “Proposal 3—Approval of the 2009 Equity Incentive Plan” and is incorporated by reference into this current report on Form 8-K.

Item 8.01	Other Events.

On April 23, 2009, Company and LaSalle Hotel Operating Partnership, L.P. (the “Operating Partnership”), for which the Company is the general partner, entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in Schedule A thereto (the “Underwriting Agreement”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 10,750,000 common shares of beneficial interest, par value $0.01 per share, at a per share purchase price to the public of $10.10. Pursuant to the Underwriting Agreement, the Company granted the underwriters an option to purchase up to 1,612,500 additional common shares to cover overallotments. On April 24, 2009, the underwriters exercised their option to purchase an additional 1,612,500 shares. The Company expects to receive net proceeds from this offering of approximately $119.4 million (including the proceeds resulting from the exercise of the overallotment option) after deducting the underwriting discount and estimated offering expenses payable by the Company of approximately $0.2 million.

The offering closed on April 29, 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated as of April 23, 2009 among Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in Schedule A thereto, the Company and the Operating Partnership

5.1	Opinion of DLA Piper LLP (US) regarding legality of the shares

8.1	Opinion of DLA Piper LLP (US) regarding tax matters

10.1	2009 Equity Incentive Plan. Previously filed as Exhibit 10.1 to the Company’s registration statement on Form S-8 (File No. 333-158873) filed with the SEC on April 28, 2009 and incorporated herein by reference.

10.2	Trustee Fee Deferral Program. Previously filed as Exhibit 10.2 to the Company’s registration statement on Form S-8 (File No. 333-158873) filed with the SEC on April 28, 2009 and incorporated herein by reference.

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: April 29, 2009	BY:	/s/ Hans S. Weger
Hans S. Weger
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated as of April 23, 2009 among Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in Schedule A thereto, the Company and the Operating Partnership

5.1	Opinion of DLA Piper LLP (US) regarding legality of the shares

8.1	Opinion of DLA Piper LLP (US) regarding tax matters

10.1	2009 Equity Incentive Plan. Previously filed as Exhibit 10.1 to the Company’s registration statement on Form S-8 (File No. 333-158873) filed with the SEC on April 28, 2009 and incorporated herein by reference.

10.2	Trustee Fee Deferral Program. Previously filed as Exhibit 10.2 to the Company’s registration statement on Form S-8 (File No. 333-158873) filed with the SEC on April 28, 2009 and incorporated herein by reference.

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)